UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2008

REPUBLIC BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (502) 584-3600

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 2, 2008, Republic Bancorp, Inc.’s (the “Company”) wholly owned subsidiary, Republic Bank & Trust Company, a Kentucky state chartered bank (the “Bank”), amended its three year Program Agreement (the “Program Agreement”) with Jackson Hewitt Inc. (“JHI”) and amended its three year Technology Services Agreement (the “Technology Agreement”) with Jackson Hewitt Technology Services LLC (“JHTSL”) related to the Bank’s Refund Anticipation Loan (“RAL”) and Electronic Refund Check/Electronic Refund Deposit (“ERC”) products. JHI and JHTSL are subsidiaries of Jackson Hewitt Tax Service Inc. which provides preparation services of federal, state and local individual income tax returns in the United States through a nationwide network of franchised and company-owned tax offices operating under the brand name Jackson Hewitt Tax Service®. The Bank’s RAL and ERC products essentially comprise the products offered through the Company’s Tax Refund Solutions (“TRS”) business segment. The parties amended the Program Agreement and the Technology Agreement in order to:

1.    increase the number of JHI service locations during the 2009 tax season in which the Bank will offer, process and administer certain RAL and ERC products, to Jackson Hewitt tax service customers;

2.    determine the fees payable to JHI by the Bank for the first quarter 2009 tax season;

3.    set certain compliance parameters required by the Bank regarding the Bank’s TRS Program; and

4.    provide the Bank with the right to retain certain monies otherwise payable to JHI by the Bank in the event that the Bank fails to attain a minimum level of profitability or number of financial products or if the Bank incurs costs in connection with JHI’s failure to maintain a minimum level of compliance with the Bank’s policies and procedures.

The business generated from the Program Agreement, as amended, and the Technology Agreement, as amended, is more likely than not to have a material positive impact on the Company’s net income and earnings per share beginning with the first quarter of 2009. The overall impact of these agreements, as amended, to the Company’s earnings for 2009 and beyond will be dependent upon many factors such as consumer demand for tax related products, consumer demand for Jackson Hewitt services, losses on RALs, overall product mix and overhead cost to the Company.

The Bank’s Program Agreement and the Bank’s Technology Services Agreement are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 20, 2007, and such descriptions are hereby incorporated by reference.

The Company will seek confidential treatment from the Securities and Exchange Commission for certain portions of the Bank’s amendments to the Program Agreement and Technology Agreement described above in connection with filing such amendments as exhibits to the Company’s Annual Report on Form 10-K for the period ended December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc.
(Registrant)
Date:  December 3, 2008

By:  /s/ Kevin Sipes

Kevin Sipes
Executive Vice President, Chief Financial Officer & Chief Accounting Officer